INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer U.S. Government Trust:

We consent to the use of our report dated September 22, 1997 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of The Registration Statement.




/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP


Denver, Colorado
December 11, 1997